As filed with the Securities and Exchange Commission on July 6, 2006

Investment Company Act File No. 811-06062

U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
______________________
FORM N-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933	☐

Pre-Effective Amendment No.	☐

Post-Effective Amendment No. and/or	☐

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☐

Amendment No. 5	☒
(Check appropriate box or boxes.)
______________________

THE THAI CAPITAL FUND, INC. (Exact Name of Registrant as Specified in Charter)

c/o Daiwa Securities Trust Company One Evertrust Plaza Jersey City, New Jersey 07302-3501 (Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (201) 915-3054
______________________

John O’Keefe The Thai Capital Fund, Inc. c/o Daiwa Securities Trust Company One Evertrust Plaza Jersey City, New Jersey 07302-3501 (Name and Address of Agent for Service)
______________________
WITH COPIES TO:
Leonard B. Mackey, Jr., Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000
______________________

EXPLANATORY NOTE

This filing is made solely for the purpose of filing as an exhibit the Dividend Reinvestment and Cash Purchase Plan of The Thai Capital Fund, Inc.

PART C – OTHER INFORMATION ITEM

ITEM 24.	FINANCIAL STATEMENTS AND EXHIBITS
(2)	Exhibits
(a)	(1)	-	Articles of Incorporation[1]
	(2)	-	Articles of Amendment[2]
	(3)	-	Articles Supplementary[3]
(b)	(1)	-	By-Laws, as amended[2]
	(2)	-	Amendment to By-Laws[4]
	(3)	-	Amendment to Amended and Restated Bylaws[3]
(c)		-	Not applicable
(d)		-	Specimen certificate for Common Stock[2]
(e)		-	Dividend Reinvestment and Cash Purchase Plan*
(f)	(1)	-	Form of Investment Contract[2]
	(2)	-	Form of International Investment Advisory Agreement[2]
(g)	(1)	-	Form of U.S. Purchase Agreement[2]
	(2)	-	Form of International Purchase Agreement[2]
	(3)	-	Form Intersyndicate Agreement[2]
	(4)	-	Form of Master Agreement Among Underwriters[2]
	(5)	-	Form of Standard Dealer Agreement[2]
	(6)	-	Form of Agreement Among International Underwriters[2]
(h)		-	Not applicable
(i)	(1)	-	Form of Thai Custody Contract[2]
	(2)	-	Form of U.S. Custodian Contract[2]
(j)	(1)	-	Form of Registrar, Transfer Agency and Service Agreement[2]
	(2)	-	Form of Administration Agreement[2]
(k)		-	Opinion and Consent of Clifford Chance US LLP[2]
(1)	(1)	-	Consent of Independent Accountants[2]
	(2)	-	Opinion and Consent of International Legal Counsellors Thailand Ltd. as to Thai Tax Matters[4]
	(3)	-	Opinion and Consent of Clifford Chance US LLP as to U.S. Tax Matters[2]
(m)		-	Not applicable
(n)		-	Form of Investment Letter[2]
(o)		-	Not applicable

[1]	Filed as an exhibit to the Fund’s Registration Statement on Form N-2 on March 14, 1990 (File Nos. 33-33835; 811-06062).
[2]	Filed as an exhibit to Pre-Effective Amendment No. 2 to the Fund’s Registration Statement on Form N-2 on May 22, 1990 (File Nos. 33-33835; 811-06062).
[3]	Filed as an exhibit to Amendment No. 4 to the Fund’s Registration Statement on Form N-2 on April 29, 2002 (File Nos. 33-72932; 811-10287).
[4]	Filed as an exhibit to Amendment No. 3 to the Fund’s Registration Statement on Form N-2 on March 20, 1998 (File No. 811-06062).
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 6th day of July, 2006.

THE THAI CAPITAL FUND, INC.

By:	/s/ John O’Keefe
John O’Keefe
Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Document
(e)	Dividend Reinvestment and Cash Purchase Plan